Exhibit 99.3

DQE Energy Services, LLC and Subsidiaries

Consolidating Statements of Income

Year Ended December 31, 2002

	DQEES	DH Energy	MT Energy	PI	SYNLLC	MT Detroit	DQE Synfuels	Defiance	Monmouth	DH Canada	SVSINC	OPSVC	SOS	Eliminations	DQE Energy Services Consolidated
Revenues	$—	$5,332,161	$1,235,699	$140,923	$—	$199,996	$30,413,819	$6,367,635	$2,291,389	$8,806,172	$25,375	$27,787	$58,288	$(252,374)	$54,646,871
Dividend Revenue	17,480,463	—	—	—	—	—	—	—	—	—	—	—	—	(17,480,463)	—

Total Revenue	17,480,463	5,332,161	1,235,699	140,923	—	199,996	30,413,819	6,367,635	2,291,389	8,806,172	25,375	27,787	58,288	(17,732,837)	54,646,871
Salaries	—	—	—	—	—	—	15	—	—	—	2,356,280	—	—	—	2,356,295
Depreciation	—	643,251	—	—	—	—	36,275	—	618,670	566,745	185,440	—	—	—	2,050,380
Employee Expenses	—	2,038	1,656	—	—	—	26,829	2,517	1,021	7,912	98,662	—	—	—	140,636
Letter Of Credit Fees	—	—	—	—	—	—	—	—	4,059	—	—	—	—	—	4,059
Office Supplies And Expenses	17	1,629	2,236	—	—	75	16,799	4,188	221	1,068	27,127	—	—	—	53,359
Payroll Fringes And Taxes	—	—	—	—	—	—	—	—	—	—	400,472	—	—	—	400,472
Rent Expense	—	—	—	—	—	—	—	—	—	—	299,230	—	—	—	299,230
Telephone Expense	—	960	1,879	—	—	—	13,397	10,163	15,532	2,601	16,406	—	—	—	60,937
Insurance Expense	—	13,608	7,275	—	—	3,876	124,640	19,132	143,239	17,880	91,013	—	—	—	420,663
Insurance Expense—Third Party	—	11,055	—	—	—	—	—	—	—	9,951	—	—	—	—	21,006
Advertising & Promotional	—	—	—	—	—	—	661	—	—	—	(1,186)	—	—	—	(525)
Dues & Memberships	—	66	—	—	—	197	59	317	—	—	8,075	310	450	—	9,474
Subscriptions & Publications	—	—	—	—	—	—	—	—	—	—	3,267	—	—	—	3,267
Postage	—	48	105	—	—	—	10,697	528	1,769	46	6,289	—	—	—	19,482
Contribution	—	—	—	—	—	—	100	500	—	—	8,340	—	—	—	8,940
Operating Lease	—	—	—	—	—	—	—	4,094,761	—	—	—	—	—	—	4,094,761
Miscellaneous Expense	—	—	—	—	—	15	123,409	—	16	190	9,304	—	50	—	132,984
DLC-A&G Charge	—	—	—	—	—	—	—	—	—	—	394	—	—	—	394
DQE Allocation	—	—	—	—	—	—	—	—	—	—	133	—	—	—	133
DQE Management Fee	—	—	—	—	—	—	—	—	—	—	147,000	—	—	—	147,000
Management Fee	—	439,130	138,819	—	—	(618,631)	2,386,075	507,691	214,700	51,504	(3,802,295)	—	—	—	(683,006)
Outside Accounting Services	—	—	—	—	—	12,921	—	—	—	—	—	—	—	—	12,921
Outside Legal Services	—	—	2,440	—	—	3,158	19,942	—	7,364	10,771	7,067	—	6,269	—	57,012
Other Outside Services	—	1,296	5,180	—	—	204	169,953	10,021	1,752	3,296	107,769	—	197	—	299,667
State Capital Stock Tax	—	46,644	9,604	—	—	—	580	—	2,000	—	9,524	100	—	—	68,452
Pgh Business Privilege Tax	—	18,000	407	1	—	2	—	—	—	—	21,609	10,300	—	—	50,320
Operating Expenses	—	4,820,733	590,617	—	—	683,006	3,169,757	627,920	2,598,691	8,599,992	81	—	—	(111,451)	20,979,348
Purchased Power	—	—	—	—	—	—	—	—	—	297,998	—	—	—	—	297,998

Total Operating Expenses	17	5,998,458	760,219	1	—	84,824	6,099,189	5,277,738	3,609,032	9,569,954	—	10,710	6,966	(111,451)	31,305,658
Total Operating Income (Loss)	17,480,446	(666,296)	475,480	140,922	—	115,172	24,314,630	1,089,897	(1,317,643)	(763,782)	25,375	17,077	51,322	(17,621,386)	23,341,213
Interest Earned	317,333	—	—	77,535	—	—	—	—	—	—	—	—	—	(77,535)	317,333
Other (Expense)/Income	—	—	58,500	—	—	1,314,063	771,618	168,535	—	—	—	—	—	—	2,312,716
Interest Expense	—	523,050	—	—	—	204,571	—	—	—	140,129	—	—	—	(77,535)	790,213
Discount Expense	—	18,235	—	—	—	—	105,032	—	13,173	4,482	—	—	—	(140,923)	—

Net Income Before Tax	17,797,779	(1,207,581)	533,980	218,457	—	1,224,664	24,981,216	1,258,432	(1,330,816)	(908,393)	25,375	17,077	51,322	(17,480,463)	25,181,048
Federal Income Taxes	111,060	(422,653)	186,893	76,460	—	427,376	8,743,425	440,451	(465,786)	—	8,881	3,953	16,213	—	9,126,274
State Income Taxes	—	—	—	—	—	3,591	—	—	—	—	—	5,782	5,000	—	14,373
FIT Expense-Sec 29	—	—	—	—	—	—	—	—	(1,057,522)	—	—	—	—	—	(1,057,522)

Net Income After Tax	$17,686,718	$(784,928)	$347,087	$141,997	$—	$793,698	$16,237,790	$817,981	$192,492	$(908,393)	$16,494	$7,342	$30,109	$(17,480,463)	$17,097,923

Exhibit 99.3 (cont’d)

DQE Energy Services, LLC and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

	DQEES	DH Energy	MT Energy	PI	SYNLLC	MT Detroit	DQE Synfuels	Defiance	Monmouth	DH Canada	SVSINC	OPSVC	SOS	Eliminations	DQE Energy Services Consolidated

ASSETS
Current Assets:
Accts Receivable-DQE	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$40,347	$—	$—	$—	$40,347
Accts Receivable-DQE Financial	—	—	—	—	—	—	—	—	—	—	89,126	—	—	—	89,126
Accts Receivable-Partners	—	—	—	—	—	—	—	—	—	—	102,666	—	—	—	102,666
Accts Receivable-Duquesne Power	—	—	—	—	—	—	—	—	—	—	37,632	—	—	—	37,632
Accts Receivable-Heinz	—	—	—	250,572	—	—	—	—	—	207,046	—	—	—	—	457,618
Accts Receivable-Spicer Energy	—	—	—	2,973,040	—	—	(104,109)	—	—	—	—	—	—	—	2,868,930
Accts Receivable-Defiance	—	—	—	—	—	—	—	115,841	—	—	—	—	—	—	115,841
Accts Receivable-Iris Energy	—	—	—	899,370	—	—	(99,751)	—	—	—	—	—	—	—	799,618
A/R Metro Energy	—	—	—	—	—	458,738	—	—	—	—	—	—	—	—	458,738
Accounts Receivable—GST	—	—	—	—	—	—	—	—	—	40,040	—	—	—	—	40,040
Accounts Reveivable—GPU	—	—	—	707,710	—	—	—	—	202,898	—	—	—	—	—	910,608
Accts Receivable-Other	21,547	—	—	—	—	—	1,362	—	—	—	915	—	—	—	23,824
Federal Tax Receivable— Operating Services	3,953	—	—	—	—	—	—	—	—	—	—	—	—	(3,953)	—
Federal Tax Receivable— MT Detroit	427,376	—	—	—	—	—	—	—	—	—	—	—	—	(427,376)	—
Federal Tax Rec.—Sec. 29	1,057,342	—	—	—	—	—	—	—	1,057,342	—	—	—	—	(1,057,342)	1,057,342
Intercompany Due To/From	(1,546,768)	(1,599,088)	2,728,240	4,785,041	—	(72,536)	(71,268)	(406,205)	(350,862)	(3,576,568)	52,163	6,169	51,682	—	—

Total Receivables	(36,550)	(1,599,088)	2,728,240	9,615,733	—	386,203	(273,767)	(290,365)	909,378	(3,329,483)	322,849	6,169	51,682	(1,488,671)	7,002,330
Cash	12,436,255	—	—	576,206	—	393,051	528,926	4,153,057	—	267,850	535,175	30,794	—	—	18,921,313
Prepaid Expenses	—	5,682	626	—	—	4,261	83,214	2,296	81,156	15,641	—	—	—	—	192,875

Total Current Assets	12,399,706	(1,593,406)	2,728,865	10,191,939	—	783,515	338,373	3,864,988	990,534	(3,045,993)	858,024	36,962	51,682	(1,488,671)	26,116,518
Inventory	—	20,250	—	—	—	—	—	—	35,342	83,536	—	—	—	—	139,128
Office Furniture & Equipment	—	9,692	—	—	—	—	6,614	—	—	—	882,062	—	—	—	898,368
Acc Deprec-Off Furn & Equip	—	(6,173)	—	—	—	—	(3,123)	—	—	—	(645,700)	—	—	—	(654,996)
Plant, Property & Equip.	—	6,760,611	—	—	—	—	268,465	—	11,951,383	5,879,909	81,473	—	—	—	24,941,841
Accm.Deprec. PP&E	—	(1,879,515)	—	—	—	—	(35,146)	—	(2,260,613)	(1,636,549)	(35,162)	—	—	—	(5,846,985)
Predictive Overhall PP&E	—	1,031,841	—	—	—	—	—	—	541,796	1,331,376	—	—	—	—	2,905,014
Accum.Depre. Predict. Overhall	—	(314,873)	—	—	—	—	—	—	(152,714)	(308,167)	—	—	—	—	(775,755)
Project Development Costs	—	—	—	—	—	—	—	—	—	—	241	—	—	—	241

Total Fixed Assets	—	5,621,832	—	—	—	—	236,810	—	10,115,194	5,350,106	282,914	—	—	—	21,606,856
Investments	34,488,668	—	—	—	20,086,168	8,747,168	—	—	—	—	—	—	—	(54,574,836)	8,747,168

Total Assets	$46,888,373	$4,028,427	$2,728,865	$10,191,939	$20,086,168	$9,530,683	$575,183	$3,864,988	$11,105,728	$2,304,113	$1,140,938	$36,962	$51,682	$(56,063,507)	$56,470,542

Exhibit 99.3 (cont’d)

DQE Energy Services, LLC and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

	DQEES	DH Energy	MT Energy	PI	SYNLLC	MT Detroit	DQE Synfuels	Defiance	Monmouth	DH Canada	SVSINC	OPSVC	SOS	Eliminations	DQE Energy Services Consolidated

LIABILITIES & CAPITALIZATION
Current Liabilities:
Accounts Payable-DLC	$76,176	$—	$—	$—	$—	$—	$—	$—	$—	$—	$56,183	$—	$—	$—	$132,359
Accounts Payable-DQE	83,031	—	129,945	—	—	—	—	—	—	—	—	—	—	—	212,975
Accounts Payable—Heinz	—	166,657	—	—	—	—	—	—	—	402,530	—	—	—	—	569,188
Accounts Payable-Others	—	330,261	882,264	—	—	22,589	469,218	75,317	174,333	92,804	933,365	—	—	—	2,980,151
Accounts Payable-Insurance	164,122	—	—	—	—	—	22,746	—	—	—	—	—	—	—	186,868
Notes Payable—Current	—	—	—	—	—	—	—	—	—	165,329	—	—	—	—	165,329
Payroll Withholdings	—	—	—	—	—	—	—	—	—	—	14,005	443	3,637	—	18,085
Payroll Withholdings-DLC	—	—	—	—	—	7,827	—	—	—	—	48,034	8,770	1,556	—	66,186
Accounts Payable-Payroll	—	—	27	—	—	—	—	—	—	—	62,658	—	221	—	62,907
Accts Payable-FIT Sec 29 Cr	1,057,342	—	—	—	—	—	—	—	—	—	—	—	—	(1,057,342)	—
Accrued Rent	—	—	—	—	—	—	—	2,302,973	—	—	—	—	—	—	2,302,973
Advances	5,586,406	—	—	—	—	—	—	—	—	—	—	—	—	—	5,586,406
Prepaid Revenue	—	—	104,023	—	—	—	—	109,750	—	—	—	—	—	—	213,773
Federal Income Taxes Payable	14,006,214	—	—	—	—	427,376	—	—	—	—	—	3,953	—	(431,329)	14,006,214
State Income Taxes Payable	—	—	1,536,582	—	—	3,591	635,715	35,605	33,781	—	—	—	—	—	2,245,274
Accrued Capital Stock Tax	28,324	47,789	133,757	—	—	—	11,500	—	—	—	—	—	—	—	221,369
Accrued Pgh Business Priv Tax	2,656	10,465	—	—	—	—	—	—	—	—	—	—	—	—	13,120

Total Current Liabilities	21,004,270	555,172	2,786,598	—	—	461,383	1,139,179	2,523,644	208,114	660,663	1,114,246	13,166	5,413	(1,488,671)	28,983,177
Notes Payable—Long Term	—	—	—	—	—	—	—	—	—	2,020,593	—	—	—	—	2,020,593
Additional Paid In Capital	22,881,708	4,402,499	—	10,000,000	20,086,168	7,112,323	—	—	11,030,001	1,943,844	—	—	—	(54,574,836)	22,881,708
Retained Earnings	91,711,750	355,684	90,210,379	49,942	—	1,163,280	3,895,245	1,198,544	4,515,603	(1,412,593)	10,198	16,455	16,159	(99,847,430)	91,883,215
YTD Net Income	17,686,718	(784,928)	347,087	141,997	—	793,698	16,237,790	817,981	192,492	(908,393)	16,494	7,342	30,109	(17,480,463)	17,097,923
Dividends	(106,396,074)	(500,000)	(90,615,198)	—	—	—	(20,697,032)	(675,181)	(4,840,482)	—	—	—	—	117,327,893	(106,396,074)

Total Shareholder Equity	25,884,103	3,473,255	(57,732)	10,191,939	20,086,168	9,069,301	(563,996)	1,341,343	10,897,614	(377,142)	26,692	23,797	46,269	(54,574,836)	25,466,773

Total Liabilities & Capitalization	$46,888,373	$4,028,427	$2,728,865	$10,191,939	$20,086,168	$9,530,683	$575,183	$3,864,988	$11,105,728	$2,304,113	$1,140,938	$36,962	$51,682	$(56,063,507)	$56,470,542